Exhibit 3.27

CERTIFICATE OF INCORPORATION

HANGER PROSTHETICS & ORTHOTICS, INC.

as amended through November 27, 1996

FIRST:                                                           I, Ross E. Eichberg, whose post office address is 9530-201 Muirkirk Road, Laurel, Maryland 20708, being at least twenty-one (21) years of age, hereby form a corporation under and by virtue of the general laws of the State of Delaware.

SECOND:                                            The name of the corporation (hereinafter called the “Corporation”) is:  HANGER PROSTHETICS & ORTHOTICS, INC.

THIRD:                                                       The purposes for which the Corporation was formed and the business and objects to be carried on and promoted by it are as follows:

(a)                                  To own, operate and manage a business of manufacturing and selling orthotic and prosthetic devices, and to perform such activities and render such services as would ordinarily be performed by such a business;

(b)                                 To purchase or otherwise acquire all inventory, products, items and goods necessary to operate the said business;

(c)                                  To make, execute and receive contracts, agreements, or assignments for any of the purposes of the Corporation or in any way reasonably related or connected thereto;

(d)                                 And, in general, to carry on a lawful business whatsoever in connection with the foregoing or which is calculated directly or indirectly to promote the interest of the Corporation, or to enhance the value of its property, and to have and to exercise all the rights, powers and privileges which are now or may hereafter be conferred by the laws of the State of Delaware upon corporations formed under said laws;

(e)                                  To conduct its operations and activities in the State of Delaware and in any other states in these United States of America and its territories and possessions and in any foreign country, the world over.

The aforementioned enumeration of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purposes, object or business, to limit or restrict any of the powers of the Corporation.  The Corporation is formed upon the articles, conditions and provisions herein expressed, and subject to all particulars and to the limitations relating to corporations which are contained in the general laws of this State.

FOURTH:                                           The post office address of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.  The name and address of the Registered Agent of the Corporation is The Corporation Trust Company, Inc.; said Registered Agent is a citizen of and actually resides in the State of Delaware.

FIFTH:                                                          The total number of shares of all classes of stock which the Company has authority to issue is 120,000 shares, consisting of:

(1)                                  100,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”);

(2)                                  10,000 shares of Class A Preferred Stock, par value $.01 per share (the “Class A Preferred Stock”); and

(3)                                  10,000 shares of Class B Preferred Stock, par value $.01 per share (the “Class B Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company.

A.                                   CLASS A PREFERRED STOCK

Certain capitalized terms used herein are defined in subdivision II, part 3.

I.                                         Terms Applicable to the Class A Preferred Stock.

Part 1.                                                               Dividends.

IA.                               General Obligation.  When and as declared by the Company’s board of directors and to the extent permitted under the General Corporation Law of Delaware, the Company will pay preferential dividends to the holders of the Class A Preferred Stock as provided in this part 1.  Dividends on each share of Class A Preferred Stock (a “Share”) will accrue cumulatively on a daily basis at the rate of 13% per annum on the sum of (i) the Liquidation Value thereof, plus (ii) all accrued but unpaid dividends, from and including the date of issuance of such Share to and including the date on which the Liquidation Value (plus all accrued but unpaid dividends thereon) of such Share is paid.  Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.  The date on which the Company initially issues any Share will be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.  No dividends or other distributions will be paid, declared or set apart with respect to the Common Stock and the Class B Preferred Stock or any other shares of capital stock of the Company ranking on liquidation junior to the Preferred Stock (together with the Common Stock and the

Class B Preferred Stock, “Junior Stock”) unless all accrued but unpaid dividends on the Class A Preferred Stock shall have been paid.

1B.                               Distribution of Partial Dividend Payments.  If at any time the Company pays less than the total amount of dividends then accrued with respect to the Class A Preferred Stock, such payment will be distributed ratably among the holders of the Class A Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

Part 2.                                                               Liquidation.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each such event being hereafter referred to as a “Liquidation”), the holders of Class A Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of all Shares outstanding, and the holders of Class A Preferred Stock will not be entitled to any further payment.  If, upon any Liquidation, the Company’s assets to be distributed among the holders of the Class A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued but unpaid dividends) of the Class A Preferred Stock held by each such holder.  The Company will mail written notice of any Liquidation not less than 30 days prior to the payment date stated therein, to each record holder of Class A Preferred Stock.  Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a Liquidation for purposes of this part 2.

After the payment of all preferential amounts required to be paid to the holders of Class A Preferred Stock and any other class or series of stock of the Company ranking on liquidation on a parity with the Class A Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders.

Part 3.                                                               Voting Rights.

The Class A Preferred Stock will have full voting rights and powers, and each Share of Class A Preferred Stock shall be entitled to one right to vote on any matter to be voted on by the stockholders of the Company (including, without limitation, the election or removal of directors), and the Class A Preferred Stock will be aggregated with the Class B Preferred Stock and Common Stock in determining the number of shares voting or entitled to vote on such matters.  The holders of Class A Preferred Stock, Class B Preferred Stock and Common Stock shall vote together as a single class, provided that the Company will not amend, alter or repeal the preferences, special rights or other powers of the Class A Preferred Stock so as to affect adversely the Class A Preferred Stock without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.  For this purpose, the increase in the number of authorized shares of Class A Preferred Stock or the authorization or issuance of any series of preferred stock with preference or priority over the Class A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the Class A Preferred Stock.

Part 4.                                                               Redemptions.

4A.                             Scheduled Redemptions.  The Company will, subject to the terms of its credit agreements, redeem all outstanding shares of Class A Preferred Stock on August 31, 1997, at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends).  The Company will mail written notice of a redemption pursuant to this paragraph 4A to each record holder of Class A Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to occur.

4B.                               Optional Redemptions.  The Company may, subject to the terms of its credit agreements, at any time redeem all or any portion of the Preferred Stock then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accrued but unpaid dividends thereon).  The Company will mail written notice of a redemption pursuant to this paragraph 4B to each record holder of Class A Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to occur.  In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

4C.                               Redemption Price.  For each Share which is to be redeemed, the Company will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company’s principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus all accrued but unpaid dividends thereon).  If the funds of the Company legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued but unpaid dividends thereon) held by each such holder.  At any time thereafter when additional funds of the Company are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.

4D.                              Determination of the Number of Each Holder’s Shares to be Redeemed.  Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed by a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares then outstanding.

4E.                                Dividends After Redemption Date.  No Share is entitled to any dividends accruing after the date on which the Liquidation Value (plus all accrued but unpaid dividends thereon) of such Share is paid.  On such date all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

4F.                                Redeemed or Otherwise Acquired Shares.  Any Shares which are redeemed or otherwise acquired by the Company will be cancelled and will not be reissued, sold or transferred.

4G.                               Other Redemptions or Acquisitions.  Neither the Company nor any Subsidiary will redeem or otherwise acquire any Class A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Class A Preferred Stock on the basis of the number of Shares owned by each such holder.

II.                                     Miscellaneous.

Part 1.                                                               Registration of Transfer.

The Company will keep at its principal office a register for the registration of Class A Preferred Stock.  Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred Stock represented by the surrendered certificate.  The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of Class A Preferred Stock, in which case the transferring holder will pay all taxes arising from such transfer.

Part 2.                                                               Replacement.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Part 3.                                                               Definitions.

“Liquidation Value” of the Class A Preferred Stock will be $115.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Class A Preferred Stock.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means, collectively, the Company’s Class A Preferred Stock, and the Company’s Class B Preferred Stock.

“Redemption Date” as to any Share means the date specified in the notice of any redemption at the Company’s option or the applicable date specified herein in the case of any other redemption.

“Subsidiary” means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

Part 4.                                                               Amendment and Waiver.

No amendment, modification or waiver will be binding or effective with respect to any provision of subdivision I above or this subdivision II without the prior written consent of the holders of at least a majority of the Class A Preferred Stock outstanding at the time such action is taken.

Part 5.                                                               Notices.

Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

B.                                     CLASS B PREFERRED STOCK

I.                                         Terms Applicable to Class B Preferred Stock.

Part 1.                                                               Dividend and Other Rights of Preferred Stock.

(a)                                  Except as specifically otherwise provided herein, all shares of Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges of holders of Common Stock.  The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Class B Preferred Stock.  If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Common Stock to holders of Common Stock and such dividends shall be payable in shares of Class B Preferred Stock to holders of Class B Preferred Stock.

(b)                                 The holders of Class B Preferred Stock shall be entitled to participate ratably in dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock.  Upon liquidation, dissolution or winding up of the Company, the holders of Class B Preferred Stock shall be entitled to payments in preference to the Common Stock of $.25 per share, and thereafter shall be entitled to share ratably in the assets of the Company available for distribution to the holders of Common Stock (based upon the number of shares outstanding of the Class B Preferred Stock and Common Stock).

Part 2.                                                               Voting Rights of Class B Preferred Stock.

The holders of Class B Preferred Stock shall have full voting rights and powers, and each share of Class B Preferred Stock shall be entitled to three votes on any matter to be voted on by the stockholders of the Company (including, without limitation, the election or removal of directors), and the Class B Preferred Stock shall be aggregated with the Class A Preferred Stock and the Common Stock in determining the number of shares voting or entitled to vote on such matters.  Holders of Class A Preferred Stock, Class B Preferred Stock and Common Stock shall vote together as a single class, provided that the Company will not amend, alter or repeal the preferences, special rights or other powers of the Class B Preferred Stock so as to affect adversely the Class B Preferred Stock without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Part 3.                                                               Conversion of Class B Preferred Stock.

3A.                             Conversion of Rights.  Subject to and upon compliance with the provisions of this Section, each record holder of Class B Preferred Stock is entitled at any time and from time to time to convert any and all of the shares of Class B Preferred Stock held by it into the same number of shares of Common Stock.

3B.                               Conversion Procedure.

(i)                                     Each conversion of shares of Class B Preferred Stock will be effected by the surrender to the Company of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Company, at the principal office of the Company (or such other office or agency of the Company as the Company may designate in writing to the holder or holders of the Class B Preferred Stock) at any time during its usual business hours, and by the giving of written notice by the holder of such Class B Preferred Stock stating that such holder desires to convert all or a stated number of the shares of Class B Preferred Stock represented by such certificate or certificates into Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock will be issued and will include instructions for delivery thereof.

(ii)                                  Promptly after such surrender and the receipt of such written notice and statement, the Company will issue and deliver in accordance with such instructions the certificate or certificates for the Common Stock issuable upon such conversion.  In addition, the Company will deliver to the converting holder a certificate representing any portion of the shares of Class B Preferred Stock which had been represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of such Class B Preferred Stock (or specified portion thereof), as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)                               The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class B Preferred Stock as provided in this part 3, such number of shares of Common Stock as are then issuable upon the conversion of all then outstanding shares of Class B Preferred Stock into shares of Common Stock hereunder.  Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Common Stock available for issuance upon conversion of Class B Preferred Stock, the Company will take all action necessary to propose and recommend to the stockholders of the Company that its Certificate of Incorporation be amended to authorize additional shares of Common Stock in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment.  All shares of Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

(iv)                              The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Preferred Stock will be made without charge to any original holder of any shares of Class B Preferred Stock for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock; provided that the Company will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.  The Company will not close its books against the transfer of any shares of Class B Preferred Stock or Common Stock in a manner which would interfere with the conversion of Class B Preferred Stock.

II.                                     Miscellaneous.

Part 1.                                                               Registration of Transfer.

The Company will keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of shares of Class B Preferred Stock.  Upon the surrender of any certificate representing shares of any class of Class B Preferred Stock at such place, the Company will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Company forthwith will cancel such surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.  The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of Class B Preferred Stock, in which case the transferring holder will pay all taxes arising from such transfer.

Part 2.                                                               Replacement.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any Class B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C.                                     COMMON STOCK

I.                                         Terms Applicable to Common Stock.

Part 1.                                                               Dividend and Other Rights of Common Stock.

(a)                                  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

(b)                                 Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon liquidation, dissolution or winding up of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

Part 2.                                                               Voting Rights of Common Stock.

The holders of Common Stock shall have full voting rights and powers, and, together with the holders of Class A Preferred Stock and Class B Preferred Stock, each share of

Common Stock shall be entitled to one vote on any matter to be voted on by the stockholders of the Company (including, without limitation, the election or removal of directors).

II.                                     Miscellaneous.

Part 1.                                                               Registration of Transfer.

The Company will keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of shares of Common Stock.  Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Company will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Company forthwith will cancel such surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.  The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

Part 2.                                                               Replacement.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SIXTH:                                                        The number of Directors of the Corporation shall consist of but less than three (3) and not more than ten (10), which number may be increased or decreased pursuant to the By-Laws of the Corporation.  The names of the Directors who shall act until the first annual meeting of the Stockholders or until their successors are duly chosen and qualified or until the Corporation shall determine to reduce or increase the number of Directors in accordance with the terms hereof, the Corporate By-Laws and the Delaware Corporation Law, shall be:

Joseph M. Cestaro	2550 M. Street, N.W. Washington, D.C. 20037
Ronald J. Manganeillo	2550 M. Street, N.W. Washington, D.C. 20037
Stephen Y. Rappaport	2550 M. Street, N.W. Washington, D.C. 20037
Robert Pelham	2550 M. Street, N.W. Washington, D.C. 20037
Vincent DiDominico	2550 M. Street, N.W. Washington, D.C. 20037
J. Martha Cassidy	2550 M. Street, N.W. Washington, D.C. 20037

SEVENTH:                                      The following provisions are hereby adopted for the purposes of defining, limiting and regulating, the powers of the Corporation and of the Directors and Stockholders:

(a)                                  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-Laws of the Corporation.

(b)                                 Shares of stock of this Corporation may be issued for cash without first offering to the holders of the outstanding shares of stock the pre-emptive right to purchase the same at the same price.

(c)                                  Notwithstanding any provisions of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the number of shares of stock of the Corporation, or to be otherwise taken or authorized by a vote of stockholders, such action shall be effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided for in this Certificate of Incorporation.

(d)                                 The Board of Directors shall have power, subject to any limitations or restrictions herein set forth or imposed by law, to classify or reclassify unissued stock, whether now or hereafter authorized, by fixing or altering in any one or more specified respects, from time to time, before the issuance of such stock, the preferences, voting powers, restrictions and qualifications of, the fixed annual dividends on, and the kinds and redemptions of any stock.

(e)                                  The Certificate of Incorporation of the Corporation may, from time to time, be amended for any purpose, including any amendment or amendments which change the terms of any of the outstanding stock by classification or reclassification, or otherwise, upon the affirmative vote of a majority of all of the shares of stock outstanding and entitled to vote.

EIGHTH:                                                The duration of the Corporation shall be perpetual.

NINTH:                                                      A Director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.